SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   LEXON, INC.
             (Exact name of registrant as specified in its charter)

         Oklahoma                   0-26915                     73-1533326
(State of incorporation)        (SEC File Number)         (IRS Employer ID No.)

                           8908 South Yale, Suite 409
                           Tulsa, Oklahoma 74137-3545
                                 (918) 492-4125
              (Address of Principal Executive Offices and Zip Code)

                         571,000 Shares of Common Stock
                Issued Pursuant to Various Consulting Agreements
           and to be Issued Pursuant to the Exercise of Stock Options
                            (Full title of the Plan)

                          Frederick K. Slicker, Esquire
                                Attorney at Law
                           8908 South Yale, Suite 410
                           Tulsa, Oklahoma 74137-3545
                                 (918) 496-9020
                     (Name and address of Agent for Service)
          (Telephone number, including area code, of Agent for Service)

                         Calculation of Registration Fee
--------------------------------------------------------------------------------
                                        Proposed     Proposed
                                        Maximum      Maximum
                                        Offering     Aggregate     Amount of
Title of securities     Amount to be    Price per    Offering      Registration
to be registered        registered      Share        Price         Fee
--------------------------------------------------------------------------------
Common Stock            571,000 (1)      $1.1875*     $678,063*      $200.03

(1) 271,000 shares issued pursuant to consulting agreements and 300,000 to be issued pursuant to the exercise of common stock options

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Pursuant to Rule 457(h), this estimate is based upon the average of the high and low prices of the Registrant's common stock, $0.001 par value per share, on February 14, 2000 (as reported on the OTC Bulletin Board).

                                     PART I.

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         This Registration Statement includes two parts. The documents constituting the prospectus under Part I of this Registration Statement (the "Plan Prospectus") will be sent or given to participants in the Stock Option Plan as specified by Rule 428(b)(1) under the Securities Act. The Plan Prospectus has been omitted from this Registration Statement as permitted by
Part I of Form S-8. The second prospectus (the "Resale Prospectus") may be used in connection with reoffers and resales of shares of Lexon common stock issued pursuant to consulting agreements prior to the date of this Registration Statement and upon the exercise of options granted under the Plan. The Resale Prospectus is filed as part of this Registration Statement as required by Form S-8.


                               REOFFER PROSPECTUS


                                 571,000 Shares
                                   LEXON, Inc.
                                  Common Stock

                     OTC Bulletin Board Trading Symbol: LXXN

         The selling shareholders may sell up to 571,000 shares of common stock from time to time. These selling shareholders may sell their shares

         -On the OTC Bulletin Board
         -To a broker-dealer, including a market maker, who purchases the shares for its own account
         -In private transactions or by gift

         The selling shareholders may also pledge their shares from time to time, and the lender may sell the shares upon foreclosure.

         The shares being offered by the selling shareholders have been issued upon the exercise of certain stock options or as compensation for consulting services rendered not in connection with a capital fund raising transaction or to make or maintain a market for Lexon's common stock.

         On February 14, 2000, the price of our common stock, as reported on the OTC Bulletin Board, was $1.1875 per share

         We will not receive any proceeds from the sale by the selling shareholders of their shares of common stock. We paid the cost of the preparation of this prospectus and of registration, which is estimated at $250.

                        --------------------------------

         Investing in shares of our common stock involves a high degree of risk. You should purchase the shares only if you can afford to lose your entire investment. See "Risk Factors," which begins on page 4.

                        --------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is February 17, 2000

                               TABLE OF CONTENTS


     The Company....................................................4

     Risk Factors...................................................4

     Use of Proceeds................................................8

     Selling Shareholders...........................................8

     Plan of Distribution...........................................9

     Available Information.........................................10

     Incorporation of Certain Documents by Reference...............10

     Legal Matters.................................................10

     Experts.......................................................10

                                  THE COMPANY

         Lexon, Inc., an Oklahoma corporation ("Company"), is a development stage corporation organized in December, 1997. Lexon owns an exclusive worldwide license to the Ebaf Assay, a blood test that allows for early, non-invasive screening for colon cancer and certain types of ovarian and testicular cancers. The Ebaf Assay is presently being developed for commercial use and is the only known blood test to screen for colon cancer. The Ebaf Assay requires approval by the FDA before it can be sold in the United States. Lexon also owns through its wholly-owned subsidiary, Cancer Diagnostics, Inc., the exclusive worldwide license to the Telomerase Assay, a blood test to screen for lung cancer. The Telomerase Assay is presently being developed for commercial use and is the only known blood test to screen for lung cancer. The Telomerase Assay requires approval by the FDA before it can be sold in the United States. The description of the business of the Company and other information regarding the Company contained in its Form 10-SB filed August 3, 1999, as amended, is incorporated by reference.


                                  RISK FACTORS

         You should carefully consider each of the risks and uncertainties described below and all the other information contained in this prospectus before deciding to invest in shares of our common stock. The trading price of our common stock could decline if any of the following risks and uncertainties develop into actual events, and you may lose all or part of the money you paid to buy our common stock.

         This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by use described below and elsewhere in this prospectus. We assume no obligation to update any forward-looking statements or reason why actual results mights differ.

WE HAVE A LIMITED OPERATING HISTORY
         We have only been operating since December 1997. Accordingly, we have a limited operating history upon which an evaluation of our performance and prospects can be based. We face all of the risks common to companies in their early stage of development, including:

         -Under capitalization
         -Cash Shortages
         -An Unproven Business Model
         -A Product in the Development Stage
         -Lack of revenue, cashflow, and earnings to be self-sustaining

         Our failure to successfully address any of the risks described above will have a material adverse effect on our business, financial condition and on the price of our common stock.

WE HAVE A HISTORY OF LOSSES AND EXPECT FUTURE LOSSES
         We have had annual losses since our inception in December, 1997. We expect to continue to incur losses until we finish the development of our products, obtain FDA approval for our products, and sell enough products at prices high enough to generate a profit. As of December 31, 1999, we had accumulated a deficit of approximately $3.4 million. There is no assurance that we will be able to develop a commercially viable product, to obtain FDA approval for our products, or to generate net revenue from the sale of our products, or to achieve or maintain profitable operations.

OUR PRODUCTS ARE STILL IN DEVELOPMENT
         We have no products for sale at this time. The Ebaf Assay and the Telomerase Assay are still in the research and development stage. Neither product has yet been submitted to or received approval from the FDA. FDA approval is required before we can sell the products in the U.S. There is no assurance that the products will be commercially viable or that the FDA will approve the products for sale in the U.S.

         While we have been advised that there is a correlation between the ebaf protein and colon cancer, and between telomerase and lung cancer, we have not independently verified the accuracy of these statements. No assurance is given that the presence of ebaf is an accurate predictor of cancer or that telomerase is an accurate predictor of lung cancer.

IF WE CANNOT GENERATE ADEQUATE, PROFITABLE SALES OF OUR PRODUCT, WE WILL NOT BE SUCCESSFUL
         In order to succeed as a company, we must develop a commercially viable product and sell adequate quantities at a high enough price to generate a profit. We may not accomplish these objectives.

         Even if we succeed in developing a commercially viable product, a number of factors may affect future sales of our product. These factors include:

         -Whether we are successful in obtaining FDA approval;

         -Whether physicians, patients and clinicians accept our product as a viable screening method for colon cancer; and

         -Whether reimbursement for the cost of our product is available

WE MUST RAISE ADDITIONAL FUNDS TO COMMENCE AND COMPLETE THE FDA APPROVAL PROCESS
         We require substantial additional working capital to begin collecting data, to commence and complete clinical trials, and to market our potential products. There is no assurance that the additional capital required will be available to Lexon on acceptable terms when needed, if at all. Any additional capital may involve substantial dilution to the interests of Lexon's then existing shareholders.

WE MUST APPLY FOR AND RECEIVE FDA APPROVAL, WE CANNOT SELL OUR PRODUCT IN THE UNITED STATES
         We will not be able to market our potential products in the United States until we apply for and receive FDA approval. We have not yet applied for FDA approval related to our potential products, because they are still in the research and development phase. Obtaining FDA approval generally takes years and consumes substantial capital resources with no assurance of ultimate success. We cannot apply for FDA approval until we have successfully collected sufficient data from a pre-clinical trial. Several factors may prevent successful completion of this pre-clinical trial, including an inability to enroll the required number of patients and insufficient demonstration that our potential products are safe and effective. Even if we are successful in collecting sufficient data in the pre-clinical trial, we are not certain that we will be able to obtain FDA approval.

STRINGENT, ONGOING GOVERNMENT REGULATION AND INSPECTION OF OUR POTENTIAL PRODUCTS COULD LEAD TO DELAYS IN THEIR MANUFACTURE, MARKETING AND SALE

         The FDA continues to review products even after they receive FDA approval. If and when the FDA approves our potential product, its manufacture and marketing will be subject to ongoing regulation, including compliance with current Good Manufacturing Practices, adverse reporting requirements and the FDA's general prohibitions against promoting products for unapproved or "off-label" uses. We are also subject to inspection and market surveillance by the FDA for compliance with these and other requirements. Any enforcement action resulting from failure to comply with these requirements could affect the manufacture and marketing of our potential products. In addition, the FDA could withdraw a previously approved product from the market upon receipt of newly discovered information.

WE MUST OBTAIN REGULATORY APPROVALS IN FOREIGN JURSIDICTIONS TO MARKET OUR PRODUCTS ABROAD
         We will be subject to a variety of regulations governing clinical trials and sales of our products outside the United States. Whether or not FDA approval has been obtained, we must secure approval of a product by the comparable non-U.S. regulatory authorities prior to the commencement of marketing of the product in a country. The process of obtaining these approvals will be time consuming and costly. The approval process varies from country to country and the time needed to secure additional approvals may be longer than that required for FDA approval. These applications may require the completion of preclinical and clinical studies and disclosure of information relating to manufacturing and controls. Unanticipated changes in existing regulations or the adoption of new regulations could affect the manufacture and marketing of our products.

WE MAY NOT BE ABLE TO MARKET AND  DISTRIBUTE  OUR  PRODUCTS
         Our success depends, in part, on our ability to market and distribute our products effectively. We have no experience in the sale or marketing of medical products. We have no manufacturing, marketing or distribution capabilities. In the event that we obtain FDA approval for our potential products, we may require the assistance of one or more experienced pharmaceutical companies to market and distribute our potential products effectively. If we seek an alliance with an experienced pharmaceutical company, we may be unable to find a collaborative participant, enter into an alliance on favorable terms or enter into an alliance that will be successful. Any participant to an alliance might, at its discretion, limit the amount and timing of resources it devotes to marketing our products. Any marketing participant or licensee may terminate its agreement with us and abandon our products at any time for any reason without significant payment. If we do not enter into an alliance with a pharmaceutical company to market and distribute our products, we may not be successful in entering into alternative arrangements, whether engaging independent distributors or recruiting, training and retaining a marketing staff and sales force of our own.

INTENSE COMPETITION COULD HARM OUR FINANCIAL PERFORMANCE
         The biotechnology and pharmaceutical industries are highly competitive. There are a number of companies, universities and research organizations actively engaged in research and development of products that may be similar to the Ebaf Assay or the Telomerase Assay. Our competitors may have substantially greater assets, technical staffs, established market shares, and greater financial and operating resources than we do. There is no assurance that we can successfully compete.

WE DO NOT OWN THE PATENTS AND WILL NOT OWN ANY IMPROVEMENTS
         The U.S. patent covering the Ebaf Assay was published on June 29, 1999 and is owned by the University of South Florida ("USF"). Improvements to the patent will be owned by USF and some will be owned by North Shore. A U.S. patent application covering the Telomerase Assay was filed February 16, 1998 and is owned by the University of Maryland, Baltimore ("UM"). There is no assurance that a patent will be issued. If a patent is issued, all improvements will be owned by UM.

THERE MAY BE COMPETING PRODUCTS IN THE FUTURE
         There is no assurance that competing products will not be developed or that improvements to the patents will be available to Lexon under its existing licenses. The filing, prosecution and maintenance of all patent rights are within the sole discretion of the patent owners. Lexon has the right to request that the patent owners seek, obtain and maintain such patent and other protection to the extent that they are lawfully entitled to do so, at Lexon's sole expense. There is no assurance that the patent owners will seek, obtain or maintain such patent and other protection to which they are lawfully entitled. Further, there is no assurance that Lexon will have sufficient working capital to fund the patent owners' efforts in those activities, if requested.

OUR LACK OF FOREIGN PATENT PROTECTION COULD ADVERSELY AFFECT OUR ABILITY TO COMPETE
         The U.S. patent covering the Ebaf Assay does not extend to foreign countries, and the Company does not presently have any foreign patent protection for its productS.

NIH HAS CERTAIN STATUTORY RIGHTS TO OUR PRODUCTS
         The initial research and development related to the ebaf screening process was funded by a grant from the National Institutes of Health ("NIH"). The NIH has also granted $1.1 million to the University of Maryland to study telomerase in lung cancer patients. The NIH retains certain statutory rights to use any invention that results from its funding without having to pay license fees and royalties. In addition, the NIH is protected from lawsuits and infringement claims. There is no assurance that the interests of the NIH will not materially adversely affect Lexon or its business.

WE ARE DEPENDENT UPON THE SERVICES OF THE RESEARCHERS AND OUR EMPLOYEES
         The Ebaf Assay is being developed at North Shore University Hospital in Manhasset, New York under the direction of Dr. Tabibzedah, co-discoverer of the ebaf screening process. The Telomerase Assay is being developed at the University of Maryland, Baltimore under the direction of Dr. Edward Highsmith, discoverer of the telomerase screening process. The loss of the services of Dr. Tabibzedah or Dr. Highsmith and the inability to retain an acceptable substitute could have a material adverse effect on Lexon.

         Lexon is also dependent upon the services of its sole officer and key employees, who each provide services without cash compensation. The loss of the services of these key personnel or the inability to retain such experienced personnel could have a material adverse effect on Lexon.

CONCENTRATION OF STOCK OWNERSHIP
         Our sole officer and director and our key employees own approximately 30% of the outstanding common stock. In addition, the sole officer and director and our key employees have options to purchase up to 1,687,500 shares of common stock at prices ranging from $1.20 to $1.5625 per share. Accordingly, they exercise substantial influence over our business and the election of members to the board of directors.

LIMITED EXPERIENCE OF MANAGEMENT AND POTENTIAL CONFLICTS OF INTEREST
         The sole officer and key employees of Lexon have had limited experience in the pharmaceutical industry. In addition, the sole officer and key employees are associated with other firms involved in a range of business activities. Consequently, there are potential conflicts of interest in their acting as officers and directors of Lexon. Management estimates that not more than 50% of their time will be devoted to Lexon's activities

HEALTH CARE REFORM AND CONTROLS ON HEALTH CARE SPENDING MAY LIMIT THE PRICE WE CAN CHARGE FOR OUR POTENTIAL PRODUCT AND THE AMOUNT WE CAN SELL
         The federal government and private insurers have considered ways to change, and have changed, the manner in which health care services are provided in the United States. Potential approaches and changes in recent years include controls on health care spending and the creation of large purchasing groups. In the future, it is possible that the government may institute price controls and limits on Medicare and Medicaid spending. These controls and limits might affect the payments we collect from sales of our product. Assuming we succeed in bringing our product to market, uncertainties regarding future health care reform and private practices could impact our ability to sell our product in large quantities at profitable pricing.

UNCERTAINTY OF THIRD-PARTY REIMBURSEMENT COULD AFFECT OUR ABILITY TO SELL OUR PRODUCTS AT A PROFIT
         Sales of medical products largely depend on the reimbursement of patients' medical expenses by governmental health care programs and private health insurers. There is no guarantee that governmental health care programs or private health insurers will cover the cost of our product or permit us to sell our product at a high enough price to generate a profit.

OUR STOCK PRICE IS VOLATILE
         Our common stock is traded on the OTC Bulletin Board under the symbol "LXXN." The price at which our common stock is traded is volatile and may continue to fluctuate substantially due to factors such as:

         -Our anticipated operating results
         -Variations between our actual results and the expectations of investors
         -Announcements by us or others and developments affecting our business -Investor perceptions of our company and comparable public companies

         In particular, the stock market has from time to time experienced significant price and volume fluctuations affecting the common stocks of companies in the pharmaceutical industry, like us. These fluctuations may result in a material decline in the price of our common stock.

OUR STOCK IS CONSIDERED TO BE A "PENNY STOCK"
         The Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as "penny stocks". The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. If an exception is unavailable, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risk associated therewith as well as the written consent of the purchaser of such security prior to engaging in a penny stock transaction. The regulations on penny stock may limit the ability of the purchasers of our securities to sell their securities in the secondary marketplace.

WE DO NOT EXPECT TO PAY DIVIDENDS
         We have not declared or paid, and for the foreseeable future we do not anticipate declaring or paying, dividends on our common stock.

DILUTION
         To the extent outstanding warrants and options to purchase our common stock are exercised or additional equity securities are issued at a price below the price of a share in this offering, you may experience dilution. At December 31, 1999, the Company had 3,207,500 options outstanding, of which 2,537,500 were exercisable at prices ranging from $1.20 to $1.5625 per share.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares sold by Selling Shareholders. We will only receive proceeds if a selling shareholder exercises options underlying shares of our common stock being offered with this prospectus prior to the sale of those shares. If we receive any proceeds from the exercise of options, it will be added to our working capital. We have agreed to bear certain expenses in connection with the registration of the shares of common stock being offered and sold by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         The following table and discussion sets forth certain information with respect to the selling shareholders. None of the selling shareholders is or has been an officer, director or affiliate of the Registrant:

                               Beneficial
                                Ownership          Shares
                             Of Shares of        Available            Shares
                             Common Stock      For Sale In       Owned After
Selling Shareholder     Prior to Offering     the Offering      the Offering
-------------------     -----------------     -------------     ------------

Dean Guise                     32,500 (1)           32,500                 0
James Congleton                32,500 (1)           32,500                 0
Kara Greuel                    50,000 (1)           50,000                 0
Leroy L. Kohn                  16,000 (1)           16,000                 0
Laura Mayes                    70,000 (1)           70,000                 0
Luke Mayes                     70,000 (1)           70,000                 0
Michael Morrisett             300,000 (2)          300,000                 0

(1) The shares listed opposite the names of the consultants above have been issued for consulting services rendered in lieu of cash compensation. Lexon accounted for the services as an expense. The shares were issued at prices ranging from $.93 to $1.00 per share, the fair market value per share on the date issued. There are no vesting periods and no contractual restrictions on the resale of these shares, except as imposed by law, and except that Ms. Mayes and Mr. Mayes have agreed not to sell more than 2,500 shares per day. No reports are anticipated to be given to the persons listed above, except reports that are provided to other shareholders and in accordance with proxy and other rules applicable to the shareholders of Lexon generally, as required by applicable corporate, securities and other applicable laws. The shares listed above were purchased directly from Lexon in reliance upon the exemption from registration provided by Rule 701 and not in or through open market mechanisms.

(2) The shares listed represent options to purchase 300,000 shares of Lexon common stock at an exercise price of $1.20 per share pursuant to agreement, which is incorporated by reference to Lexon's Form 10-SB filed August 3, 1999.


                              PLAN OF DISTRIBUTION

         We are registering the securities on behalf of the selling shareholders. All costs, expenses and fees in connection with the registration of the Securities offered hereby will be paid by us. We estimate such costs, expenses and fees to be $250. Brokerage commissions and similar selling expenses, if any, attributable to the sale of Securities will be paid by the selling shareholders.

         The selling shareholders may sell up to 571,000 shares of common stock from time to time. These selling shareholders may sell their shares

         -On the OTC Bulletin Board
         -To a broker-dealer, including a market maker, who purchases the shares for its own account
         -In private transactions or by gift

         The selling shareholders may also pledge their shares from time to time, and the lender may sell the shares upon foreclosure.

         The shares are being offered by the selling shareholders have been issued as compensation for consulting services rendered not in connection with a capital fund raising transaction or to make or maintain a market for Lexon's common stock.

         The decision to sell any securities is within the discretion of the selling shareholder. Each selling shareholder is free to offer and sell his or her Securities at times, in a manner and at prices as he or she determines, except for Luke Mayes and Laura Mayes, who have agreed not to sell more than 2,500 in the aggregate per day.

         The selling shareholders may sell the shares at a negotiated price or at the market price or both. They may sell their shares directly to the purchasers or they may use brokers. If they use a broker, the selling shareholder may pay a brokerage fee or commission or they may sell the shares to the broker at a discount from the market price. The purchasers of the shares may also pay a brokerage fee or other charge. The compensation to a particular broker-dealer may exceed customary commissions. We do not know of any arrangements by any of the selling shareholders for the sale of any of their shares.

         The selling shareholders and broker-dealers, if any, acting in connection with sales by the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale by them of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

         We have advised the selling shareholders that the anti-manipulative rules under the Exchange Act, which are set forth in Regulation M, may apply to their sales in the market. We have furnished the selling shareholders with a copy of regulation M, and we have informed them that they should deliver a copy of this prospectus when they sell any shares.

                              AVAILABLE INFORMATION

         We file annual, quarterly and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission's EDGAR system. You can find Lexon's SEC filings on the SEC's web site, www.sec.gov.

         We furnish our shareholders with annual reports containing audited financial statements and with such other periodic reports as we, from time to time, deem appropriate or as may be required by law. We use the calendar year as our fiscal year.

         You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information that is different.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934

     1. Our Form 10-SB, filed August 3, 1999 and amended October 25, 1999, December 13, 1999 and January 4, 2000.

     2. Our Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, as amended.

     3. Our Current Report on Form 8-K, regarding our purchase of Cancer Diagnostics, Inc. on January 28, 2000, filed February 11, 2000

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus and the registration statement. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the statement.

         If we file any document with the SEC that contains information which is different from the information contained in this prospectus, you may rely only on the most recent information which we have filed with the Commission.

         We will provide a copy of the documents referred to above without charge if you request the information from us. You should contact Mr. Gifford Mabie, President, Lexon, Inc., 8908 S. Yale Ave. #409, Tulsa, Oklahoma 74137, telephone (918) 492-4125, if you wish to receive any of such material.

                                 LEGAL MATTERS

         The legality of the shares offered hereby has been passed upon by Frederick K. Slicker , Esq., 8908 S. Yale Ave. Suite 410, Tulsa, OK 74137.

                                    EXPERTS

         Our financial statements incorporated in this registration statement by reference to our Form 10-SB for the year ended December 31, 1998 have been audited by Tullius Taylor Sartain & Sartain LLP, independent auditors. Their report, which expressed an unqualified opinion, is incorporated herein in reliance upon such report and on the authority of that firm as experts in accounting and auditing.

                                    PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) the Company's Form 10-SB filed August 3, 1999, as amended, under the Securities Exchange Act of 1934.

         (b) the Company's Form 10-QSB for the quarter ended September 30, 1999, as amended.

         (c) Our Current Report on Form 8-K, regarding our purchase of Cancer Diagnostics, Inc. on January 28, 2000, filed February 11, 2000

         All documents subsequently filed by Lexon pursuant to Sections 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934 prior to the filing of any post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement from the date of filing of such documents.

Item 4.  Description of Securities.

         Incorporated herein by reference to our Form 10-SB, filed August 3, 1999, as amended.

Item 5.  Interests of Named Experts and Counsel.

         There are no experts having an interest in the shares offered hereby. Frederick K. Slicker is acting as special counsel to Lexon in connection with the filing of this Registration Statement. Mr. Slicker and his wife owned 381,000 shares of Common Stock at December 31, 1999, which were purchased by Mr. Slicker as a founder of Lexon, and he holds options to purchase 300,000 additional shares of Common Stock not registered hereby. Mr. Slicker acts as legal counsel to Lexon on various matters for which he has not received any cash compensation, but his out of pocket expenses have been reimbursed. The interest of Mr. Slicker is not contingent or subject to any conditions. Mr. Slicker is the father of Laura Mayes. Laura Mayes is the wife of Luke Mayes, each of whom is a selling shareholder.

Item 6.  Indemnification of Directors and Officers.

         Incorporated herein by reference to our Form 10-SB, filed October 25, 1999, as amended.

Item 7.  Exemption from Registration.

         The transactions covered by this Registration Statement were not registered under the Securities Act of 1933 as amended in reliance upon the exemptions from such registration pursuant to Section 4(2), Regulation D and Rule 701.

Item 8.  Exhibits.

        Exhibit
          No.       Description of Exhibit
        -------     ----------------------

          5.0       Opinion of Frederick K. Slicker
         23.1       Consent of Frederick K. Slicker (contained in Exhibit 5.0)
         23.2       Consent of Tullius Taylor Sartain & Sartain LLP
         99.1       Consulting Agreement with Dean Guise
         99.2       Consulting Agreement with James Congleton
         99.3       Consulting Agreement with Kara Greuel
         99.4       Consulting Agreement with LeRoy L. Kohn
         99.5       Escrow Agreement with Laura Mayes
         99.6       Escrow Agreement with Luke Mayes
         99.7 Option Agreement with Michael Morrisett, incorporated herein by reference to Form 10-SB, filed October 29, 1999, as amended

Item 9.  Undertakings.

         The registrant hereby covenants and undertakes, pursuant to SEC Rule 512, to:

         (a)      Rule 415 offering.

                  (I)      File,  during any period in which offers or sales are
                           being  made,  a  post-effective   amendment  to  this
                           registration statement; and

                  (II) Include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933; and

                  (III) Reflect in the prospectus any facts or events arising after the effective date which individually or in the aggregate represent a fundamental change in the information set forth in the registration statement; and

                  (IV) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement; and

                  (V) That for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registrations statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (VI) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold which remain unsold at the termination of the offering; and

                  (VII) Not applicable since the registrant is not a foreign issuer.

         (b)       Rule 512 (b)

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13 (a) or section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h)      Rule 512 (h).

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question where such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication os such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereundo duly authorized , in the City of Tulsa, State of Oklahoma, on February 21, 2000.

                                          Lexon, Inc.

                                          By     /s/ Gifford Mabie
                                          -------------------------------------
                                          Gifford Mabie
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has bee signed by the following person in the capacities and on the date indicated:

         Director                          Date
         --------                          ----

         /s/ Gifford Mabie                 February 21, 2000
         ----------------------------
         Gifford Mabie, Director